                                                                 EXHIBIT 10.31.3

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

            This AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, dated as of November 8, 2004 (this "Amendment"), among DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation (the "Borrower"), DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation (the "Parent"), DOBSON OPERATING CO., L.L.C., an Oklahoma limited liability company ("DOC"), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below), amends certain provisions of the Credit Agreement, dated as of October 23, 2003 and amended by Amendment No. 1, dated as of March 19, 2004 and Amendment No. 2, dated as of May 7, 2004, (as amended, the "Credit Agreement"), among the Borrower, the Parent, DOC, the several banks and other financial institutions or entities from time to time party thereto (the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC. as syndication agent and MORGAN STANLEY SENIOR FUNDING, INC., as co- arranger and documentation agent.

                              W I T N E S S E T H:

           WHEREAS, the parties to this Amendment are party to the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment are used herein as therein defined; and

           WHEREAS, the parties hereto have agreed to amend the Credit Agreement as hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

           SECTION 1.AMENDMENTS AND WAIVER. Effective upon the Effective Date as defined in Section 3 hereof, the Credit Agreement is hereby amended as follows:

           (A) (I) The following definitions are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement, each in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.1 (and, where applicable, such definitions shall replace in their entireties the existing definitions for the corresponding terms in such Section 1.1):

           (i)  "Commitment Fee Rate":  5/8 of 1% per annum.

           (ii) "DOC Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of DOC for such period to (b) Consolidated Interest Expense of DOC for such period; provided, that for the purposes of the calculation of Consolidated Interest Expense of DOC pursuant to this definition there shall be excluded any interest with respect to Indebtedness of DOC and its Subsidiaries which is owed to the Parent or any of its Subsidiaries to the extent that such interest is not paid in cash.

           (iii)"DOC Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of DOC, the ratio of (a) the aggregate principal amount of Consolidated Total Debt of DOC which is secured by a first priority Lien on any assets of DOC or its Subsidiaries (including Capital Lease Obligations) on such day to (b) Consolidated EBITDA of DOC for such period; provided that for purposes of calculating Consolidated
      EBITDA of DOC for any period, (i) the Consolidated EBITDA of any Person acquired by DOC or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by DOC or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

           (iv) "Intercreditor Agreement": the intercreditor agreement, dated as of November 8, 2004, by and among the Borrower, each of the other Loan Parties, the Administrative Agent, the Collateral Trustee (as defined in the 2004 First Lien Indenture) and the Collateral Trustee (as defined in the 2004 Second Lien Indenture), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

           (v) "1998 Credit Agreements": (i) the Third Amended and Restated Credit Agreement, dated as of March 25, 1998, among Dobson Operating Company as borrower, Corestates Bank, N.A., as administrative agent, Toronto Dominion (Texas), Inc., as documentation agent, Nationsbank of Texas, N.A., as syndication agent and the lenders party thereto, (ii) the Revolving Credit Agreement, dated as of March 25, 1998, among Dobson Cellular Operations Company as borrower, First Union National Bank as syndication agent, Toronto Dominion (Texas), Inc. as documentation agent and Nationsbank of Texas, N.A., as administrative agent and the lenders party thereto, and (iii) the 364-Day Revolving Credit and Term Loan Agreement, dated as of March 25, 1998, among Dobson Cellular Operations Company as borrower, First Union National Bank as syndication agent, Toronto Dominion (Texas), Inc., as documentation agent, Nationsbank of Texas, N.A., as administrative agent and the lenders party thereto.

           (vi) "Parent Interest Coverage Ratio": for any period, the ratio of
      (a) Consolidated EBITDA of the Parent for such period to (b) Consolidated Interest Expense of the Parent for such period; provided, that for the purposes of the calculation of Consolidated Interest Expense of the Parent pursuant to this definition there shall be excluded any interest with respect to Indebtedness of DOC and its Subsidiaries which is owed to the Parent or any of its Subsidiaries to the extent that such interest is not paid in cash.

           (vii) "Revolving Credit Termination Date": October 23, 2008 (or such earlier date on which the Loans become due and payable pursuant to Section
      9).

           (viii) "Tower Asset Sale" a Disposition of any telecommunications tower (including any equipment, real property interests and fixtures which are appurtenant and integral to such tower).


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
           (ix) "2004 First Lien Indenture": the indenture, dated as of November 8, 2004, entered into by the Borrower and the Collateral Trustee party thereto in connection with the issuance of the 2004 First Lien Notes, together with all instruments and other agreements entered into by the Borrower and the other Loan Parties in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

           (x) "2004 First Lien Notes": (a) the 8-3/8% Fixed Rate Notes due 2011 in a principal amount up to $250,000,000 and (b) the Floating Rate Notes due 2011 in a principal amount up to $250,000,000, in each case issued by the Borrower and guaranteed by Parent, DOC and certain of the Borrower's Subsidiaries, pursuant to the 2004 First Lien Indenture.

            (xi) "2004 Notes": (a) the 2004 First Lien Notes and (b) the 2004 Second Lien Notes.

           (xii)"2004 Second Lien Indenture": the indenture, dated as of November 8, 2004, entered into by the Borrower and the Collateral Trustee party thereto in connection with the issuance of the 2004 Second Lien Notes, together with all instruments and other agreements entered into by the Borrower and the other Loan Parties in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

           (xiii) "2004 Second Lien Notes": the 9-7/8% Fixed Rate Notes due 2012 in a principal amount up to $325,000,000 issued by the Borrower and guaranteed by Parent, DOC and certain of the Borrower's Subsidiaries, pursuant to the 2004 Second Lien Indenture.

           (xiv) "Triggering Event" means the occurrence of any Default, other than a Default resulting from the breach of any representation or warranty set forth in Section 4; provided, however, that any Default which results solely from the breach of any financial covenant set forth in Sections 7 and 8 shall not be deemed to be a "Triggering Event" to the extent that, with respect to a Restricted Payment to be made pursuant to Section 7.6(c)(ii), the Borrower provides a certificate which is reasonably satisfactory to the Administrative Agent demonstrating that, pursuant to the 1998 Credit Agreements, a "Triggering Event" (as respectively defined therein) would not have occurred with respect to the financial covenants respectively set forth in the 1998 Credit Agreements (prepared on the assumption that all such financial covenants are in effect at the time of determination, with such adjustments thereto as are reasonably acceptable to the Administrative Agent to give effect to such assumption), each of the foregoing to be determined on a pro forma basis after giving effect to the applicable Restricted Payment to be made pursuant to Section 7.6(c)(ii).

           (II) (i) The definition of Change of Control in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting, in each place where it appears in such definition, the parenthetical "(except Liens created pursuant to the Guarantee and Collateral Agreement)" and replacing it in each case with the following:

           (except Liens created pursuant to the Guarantee and Collateral Agreement and, in accordance with the Intercreditor Agreement, Liens securing the 2004 Notes)

                (ii) the definition of Parent Preferred Stock in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting immediately at the end thereof the following:

           and any other preferred stock of the Parent that refinances or replaces any of the forgoing, to the extent the principal amount thereof is not increased and the terms thereof are not materially less favorable to the Loan Parties and the Lenders than the terms of the preferred stock so refinanced or replaced.

           (III) Any defined term contained in Section 1.1 (Defined Terms) of the Credit Agreement shall be deemed deleted to the extent that it is no longer used in the other provisions of the Credit Agreement, after giving effect to the repayment of the Term Loans and the provisions of this Agreement.

           (B) Section 2.12(b) (Mandatory Prepayments) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

            (b) Unless the Required Prepayment Lenders shall otherwise agree, subject to the Intercreditor Agreement, if on any date DOC or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof (which may be delivered, and pursuant to which any such reinvestment may be made, only if no Default or Event of Default has occurred which is continuing) within 20 days following the date of receipt by DOC or any of its Subsidiaries of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(d); provided however that, (i) subject to the Intercreditor Agreement, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d); (ii) to the extent that such Net Cash Proceeds represent proceeds of Primary Collateral (as defined in the Intercreditor Agreement), the amount of Loans prepaid as a result of the receipt thereof under this Section shall be equal to the amount necessary to cause the Lenders and the holders of the other First Lien Obligations (as defined in the Intercreditor Agreement with respect to such Primary Collateral) to share in such Net Cash Proceeds on a pro rata basis to the extent required by the 2004 First Lien Indenture, as in effect on the date hereof; and (iii) to the extent that such Net Cash Proceeds are attributable to a Tower Asset Sale then such Net Cash Proceeds shall not be required to be applied in mandatory prepayment of the Loans pursuant to this Section unless a Default or an Event of Default shall have occurred and be continuing at the time such Net Cash Proceeds are received by DOC or its Subsidiaries. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

           (C) Section 2.12(c) (Mandatory Prepayments) of the Credit Agreement shall be deleted in its entirety.

            (D) Section 6.10 (Additional Collateral, Etc.) of the Credit Agreement shall be amended by inserting immediately after clause (e) thereof, the following new clause (f)

           (f) The foregoing requirements of this Section 6.10 (including the provision of additional Collateral) shall be subject to the terms and conditions of the Intercreditor Agreement.

           (E) Section 6.11 (Further Assurances) of the Credit Agreement shall be amended by replacing the word "From" in the first line thereof with the text "Subject to the provisions of the Intercreditor Agreement, from".

           (F) Section 7.1(a) (DOC Leverage Ratio) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

           (a) DOC Leverage Ratio. Permit, on any date on which there are Revolving Extensions of Credit outstanding, the DOC Leverage Ratio for the last day of the four consecutive fiscal quarters of DOC most recently ended before such date to be less than the ratio set forth opposite the last day of such four fiscal quarters below:

           Fiscal Quarter Ended           DOC Leverage Ratio
           --------------------           ------------------
           September 30, 2004                   3.85:1
           December 31, 2004                    3.85:1
           March 31, 2005                       3.85:1
           June 30, 2005                        3.85:1
           September 30, 2005                   3.85:1
           December 31, 2005                    3.85:1
           March 31, 2006                       3.75:1
           June 30, 2006                        3.65:1
           September 30, 2006                   3.65:1
           December 31, 2006                    3.65:1
           March 31, 2007                       3.50:1
           June 30, 2007                        3.50:1
           September 30, 2007                   3.50:1
           December 31, 2007                    3.25:1
           March 31, 2008                       3.25:1
           June 30, 2008                        3.00:1
           September 30, 2008 and               3.00:1
           each fiscal quarter
           ended thereafter

           (G) Section 7.1(b) (Parent Leverage Ratio) of the Credit Agreement shall be deleted in its entirety.

           (H) Section 7.1(c) (Parent Interest Coverage Ratio) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

           (c) DOC Interest Coverage Ratio. Permit, on any date on which there are Revolving Extensions of Credit outstanding, the DOC Interest Coverage Ratio for the last day of the four consecutive fiscal quarters of DOC most recently ended before such date to be less than the ratio set forth opposite the last day of such four fiscal quarters below:

                                                 DOC
           Fiscal Quarter Ended        Interest Coverage Ratio
           --------------------        -----------------------
           September 30, 2004                   2.00:1
           December 31, 2004                    2.00:1
           March 31, 2005                       2.00:1
           June 30, 2005                        2.00:1
           September 30, 2005                   2.00:1
           December 31, 2005                    2.00:1

           March 31, 2006                       2.00:1
           June 30, 2006                        2.00:1
           September 30, 2006                   2.00:1
           December 31, 2006                    2.00:1
           March 31, 2007                       2.00:1
           June 30, 2007                        2.15:1
           September 30, 2007                   2.25:1
           December 31, 2007                    2.25:1
           March 31, 2008                       2.35:1
           June 30, 2008                        2.45:1
           September 30, 2008 and               2.50:1
           each fiscal quarter
           ended thereafter

           (I) Section 7.1(d) (DOC Fixed Charge Coverage Ratio) of the Credit Agreement shall be deleted in its entirety.

           (J) Section 7.1(e) (Limitation on Capital Expenditures) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                (e) Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of DOC and its Subsidiaries in the ordinary course of business not exceeding in any fiscal year of DOC, an amount equal to the sum of (w) $150,000,000, (x) 33.33% of the amount of increase (if any) of Consolidated EBITDA of DOC for the preceding fiscal year compared to the previous fiscal year thereto, (y) the amount of cash capital contributions made by the Parent to DOC or any of its Subsidiaries during such fiscal year for the purpose of making Capital Expenditures in such fiscal year and (z) the amount of any Supplemental Capital Expenditures permitted to be made during such fiscal year in connection with a Permitted Acquisition; provided that (A) 100% of any such amount referred to above, if not so expended in cash in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only and (B) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to clause (A) above.

           (K) Section 7.2 (Limitation on Indebtedness) of the Credit Agreement shall be amended by (x) inserting in clause (d) thereof, immediately after the words "or extensions thereof", the words "or of any other Indebtedness incurred in accordance with the provisions of this Agreement", and (y) deleting the "and" at the end of clause (k) thereof, replacing the period at the end of clause (l) thereof with the a semicolon and inserting new clauses (m) and (n) at the end thereof to read in their entireties as follows:

                (m) Indebtedness of any Loan Party arising from sales and leasebacks of Tower Assets in an aggregate principal amount not to exceed $75,000,000; and

                (n) Indebtedness of any Loan Party outstanding pursuant to the 2004 First Lien Indenture, the 2004 Second Lien Indenture and the 2004 Notes issued thereunder.


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
           (L) Section 7.3 (Limitation on Liens) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (j) thereof, replacing the period at the end of clause (k) thereof with the text "; and" and inserting a new clause (l) at the end thereof to read in its entirety as follows:

                (l) Subject to the provisions set forth in the Intercreditor Agreement, (x) Liens created pursuant to the 2004 First Lien Indenture and the security documents from time to time delivered in respect thereof, to secure any obligations arising under the 2004 First Lien Notes, and (y) Liens created pursuant to the 2004 Second Lien Indenture and the security documents from time to time delivered in respect thereof, to secure any obligations arising under the 2004 Second Lien Notes.

           (M) Section 7.5 (Limitation on Disposition of Property) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (f) thereof, replacing the period at the end of clause (g) thereof with the text "; and" and inserting a new clause (h) at the end thereof to read in its entirety as follows:

                (h) provided that no Default has occurred and is continuing or would result therefrom, any Tower Asset Sale on arms length terms for not less than the Fair Market Value.

           (N) Section 7.5(e) (Limitation on Disposition of Property) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                (e) Dispositions of assets which are Permitted Asset Swaps, having a Fair Market Value not to exceed in aggregate (i) $350,000,000 in any fiscal year of DOC (provided that the Maryland/Michigan Swap shall be deemed consummated in the fiscal year of DOC ended December 31, 2003 for the purposes of the foregoing dollar limitation) and (ii) $700,000,000 during the term of this Agreement; provided that in calculating the Fair Market Value with respect to each Permitted Asset Swap pursuant to this
      Section 7.5(e), there shall be subtracted from such amount of Fair Market Value the amount of any cash consideration received pursuant to such Permitted Asset Swap to the extent that such cash consideration exceeds 30% of the total consideration received pursuant to such Permitted Asset Swap (such subtracted amount to be in the amount of such excess);

           (O) Section 7.6(c) (Limitation on Restricted Payments) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                (c) (i) so long as no Default shall have occurred and be continuing or would result therefrom (determined on a pro forma basis after giving effect thereto), the Borrower may pay dividends or make loans to DOC and DOC may pay dividends to the Parent: (1) to pay corporate overhead expenses incurred in the ordinary course of business (which have been allocated to DOC and its Subsidiaries, and are in amounts, in accordance with Section 8.7); (2) to pay Taxes which are then due and payable by the Parent and DOC as part of a consolidated group pursuant to the Tax Sharing Agreement (except any such Taxes which are attributable to Subsidiaries of the Parent other than DOC and its Subsidiaries); (3) to pay regularly scheduled interest payments which are due and payable with respect to the Parent Notes; (4) to pay regularly scheduled dividends which are then due and payable with respect to the Parent Preferred Stock (to the extent required, or elected by the Parent, to be paid in cash); and (5) for any other purpose; provided that, with respect to any such Restricted


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
      Payment made pursuant to this clause (5), the amount of Liquidity immediately before and after giving effect thereto, shall not be less than $10,000,000; and

                     (ii) so long as no Triggering Event shall have occurred and be continuing or would result therefrom, the Borrower may declare and make Restricted Payments, pay dividends or make loans to DOC and DOC may declare and make Restricted Payments, pay dividends to the Parent to pay regularly-scheduled cash distributions or cash interest payments on each series of Parent Preferred Stock and the related exchange debentures, if any. If any Triggering Event has occurred and is continuing, the Borrower and DOC may only declare and make such Restricted Payments, dividends or loans in accordance with the following terms, conditions, and limitations:
      (1) the amount of any such Restricted Payment (when aggregated with the amounts of all other Restricted Payments, dividends, loans and investments for such purposes from all other Subsidiaries of the Parent) shall not exceed (A) amounts then required to make any cash payment of dividends on the Parent Preferred Stock or interest on the related exchange debentures, if issued, which cash payments are past due, by reason of such Triggering Event and (B) the next regularly scheduled cash payment of the dividend on the Parent Preferred Stock or interest on the exchange debenture, if issued; provided, that the restrictions in this clause (1) shall terminate on the date which 180 days following the date of notice by the Administrative Agent to the Borrower of the existence of the applicable Triggering Event (or from the date of such notice of the earliest such Triggering Event, if more than one exists); (2) such Triggering Event is not a Default set forth in Sections 9(a), 9(f) or 9(m); and (3) the Loans and other Obligations shall not have been accelerated pursuant to Section 9.

           (P) Section 7.7(e) (Limitation on Investments) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                (e) Permitted Acquisitions, the Purchase Price of which shall not exceed (i) with respect to any Permitted Acquisitions which are Permitted Asset Swaps, in aggregate, (x) $350,000,000 in any fiscal year of DOC (provided that the Maryland/Michigan Swap shall be deemed consummated in the fiscal year of DOC ended December 31, 2003 for the purposes of the foregoing dollar limitation) and (y) $700,000,000 during the term of this Agreement and (ii) with respect to all other Permitted Acquisitions, (x) $60,000,000 individually, (y) $125,000,000 in aggregate in any fiscal year of DOC and (z) $475,000,000 in aggregate during the term of this Agreement; provided that any Permitted Acquisition financed with (A) the proceeds of a capital contribution made by the Parent to DOC and its Subsidiaries for the purposes of consummating such Permitted Acquisition (and so applied within 90 days of the Parent making such capital contribution) or (B) the cash portion of the consideration received pursuant to a Permitted Asset Swap or any other Disposition of Cellular/PCS Assets (to the extent that such cash is used within 12 months of receipt by DOC, the Borrower or any Subsidiary Guarantor in consummating a Permitted Acquisition of Cellular/PCS Assets), shall not be subject to the foregoing dollar limitations set forth in this clause (e); and

           (Q) Section 7.8(a) (Limitation on Optional Payments and Modifications of Debt Instruments, etc.) of the Credit Agreement shall be amended by inserting, immediately after the words "long-term indebtedness of the Parent or its Subsidiaries" the following text: "(including the 2004 Second Lien Notes but excluding the 2004 First Lien Notes)".

            (R) Section 7.8(b) (Limitation on Optional Payments and Modifications of Debt Instruments, etc.) of the Credit Agreement shall be amended by inserting, immediately after the words

"long-term indebtedness of the Parent or its Subsidiaries" the following text:
"(including the 2004 Notes)".

           (S) Section 7.10 (Limitation on Sales and Leasebacks) of the Credit Agreement shall be amended by inserting at the end of such Section the following:

               other than sales and leasebacks with respect to Tower Assets to the extent permitted by the other provisions of this Agreement.

           (T) Section 7.12 (Limitation on Negative Pledge Clauses) of the Credit Agreement shall be amended by replacing the "and" at the end of clause
(b) thereof with a comma, replacing the period at the end of clause (c) thereof with the text " and" and inserting a new clause (d) at the end thereof to read in its entirety as follows:

                (d) the 2004 First Lien Indenture and the 2004 Second Lien Indenture.

           (U) Section 7.13 (Limitation on Restrictions on Subsidiary Distributions) of the Credit Agreement shall be amended by replacing the "and" at the end of clause (i) thereof with a comma, replacing the period at the end of clause (ii) thereof with the text " and" and inserting a new clause (iii) at the end thereof to read in its entirety as follows:

                (iii)any restrictions with respect to a Subsidiary imposed pursuant to the 2004 First Lien Indenture, the 2004 Second Lien Indenture and the 2004 Notes.

           (V) Section 8.1 (Limitation on Indebtedness) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness existing on the Closing Date set forth on Schedule 8.1 and any refinancings, refundings, renewals or extensions thereof or of any other Indebtedness incurred in accordance with the provisions of this Agreement (without any increase in the principal amount thereof outstanding at the time of such refinancing, refunding, renewal or extension, or any shortening of the maturity of any principal amount thereof (except where such shorter maturity is not earlier than the date which is six months following to the Revolving Credit Termination Date) and otherwise on terms not materially less favorable to the Parent and the Lenders than under the refinanced, refunded, renewed or extended Indebtedness); (ii) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 8.2(g) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; (iii) additional unsecured Indebtedness (x) on terms which are not materially less favorable to the Parent and the Lenders than those contained in the New Parent Notes Indenture and (y) the aggregate amount of which shall not exceed $200,000,000; provided, that upon the incurrence of any such Indebtedness pursuant to this clause (y), the Parent Interest Coverage Ratio for the four fiscal quarter period of the Parent most recently ended prior to the date of such Incurrence shall be at least 1.15 to 1 (determined on a pro forma basis giving effect to the incurrence of such Indebtedness on the first day of such period); (iv) its Guarantee Obligations pursuant to the Guarantee and Collateral Agreement; and (v) Guarantee Obligations with respect to any other Indebtedness of Borrower or any Subsidiary Guarantor which is permitted to be incurred by Section 7.2.

           (W) Section 8.2 (Liens) of the Credit Agreement shall be amended by replacing the "and" at the end of clause (f) thereof with a comma, replacing the comma at the end of clause (g) thereof with the text " and" and inserting a new clause (h) at the end thereof to read in its entirety as follows:

           (h) Subject to the provisions set forth in the Intercreditor Agreement, (x) Liens created pursuant to the 2004 First Lien Indenture and the security documents from time to time delivered in respect thereof, to secure any obligations arising under the 2004 First Lien Notes, and (y) Liens created pursuant to the 2004 Second Lien Indenture and the security documents from time to time delivered in respect thereof, to secure any obligations arising under the 2004 Second Lien Notes.

           (X) Section 8.3 (Limitation on Restricted Payments and Investments) of the Credit Agreement shall be deleted in its entirety.

           (Y) Section 8.4 (Limitation on Optional Payments and Modifications of Debt Instruments) of the Credit Agreement shall be deleted in its entirety.

           (Z) Section 8.5 (Limitation on Negative Pledge Clauses) of the Credit Agreement shall be amended by replacing the "and" at the end of clause (b) thereof with a comma, replacing the period at the end of clause (c) thereof with the text " and" and inserting a new clause (d) at the end thereof to read in its entirety as follows:

                (d) the 2004 First Lien Indenture, the 2004 Second Lien Indenture and the 2004 Notes.

           (AA) Section 8.10 (Holding Company Status) of the Credit Agreement shall be deleted in its entirety.

           (BB) Section 10.1 (Appointment) of the Credit Agreement shall be amended by inserting the text "In addition, each Lender irrevocably authorizes each Agent, in such capacity, to execute the Intercreditor Agreement on its behalf." immediately after the text "together with such other powers as are reasonably incidental thereto." in the 6th line thereof.

           (CC) Section 11.15 (Release of Collateral and Guarantee Obligations) of the Credit Agreement shall be amended by replacing the word "Notwithstanding" in the first line of clauses (a) and (b) thereof with the text "Subject to the provisions of the Intercreditor Agreement, notwithstanding".

           (DD) Any Default or Event of Default, which arises solely from the issuance of the 2004 Notes and the granting of Liens (in accordance with the Intercreditor Agreement) with respect thereto immediately prior to the occurrence of the Effective Date, is hereby waived as of the Effective Date.

            SECTION 2.PREPAYMENT OF TERM LOANS AND REDUCTION OF REVOLVING CREDIT COMMITMENTS.

           (A) Pursuant to Section 2.11 (Optional Prepayments) of the Credit Agreement, by its execution of this Amendment, the Borrower hereby gives irrevocable notice to the Administrative Agent that it shall prepay the aggregate amount of the Term Loans in full on the Effective Date.

           (B) Pursuant to Section 2.10 (Termination or Reduction of Revolving Credit Commitments) of the Credit Agreement, by its execution of this Amendment, the Borrower hereby gives irrevocable notice to the Administrative Agent that, effective on the Effective Date, the aggregate amount of Revolving Credit Commitments shall be permanently reduced to $75,000,000 (such reduction to be made ratably among the Revolving Credit Commitments of each Lender).

           SECTION 3.CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when each of the following conditions precedent have been satisfied (the "Effective Date") or duly waived by the Administrative Agent:

           (A) Documents: The Administrative Agent shall have received in each case in form and substance satisfactory to the Administrative Agent:

                (i) this Amendment, executed and delivered by the Borrower, the Parent, DOC and those Lenders constituting the Required Lenders upon giving effect to this Amendment or, as to any of such Lenders, evidence satisfactory to the Administrative Agent that such Lender has executed this Amendment;

                (ii) the Consent of Grantors in the form attached hereto, executed and delivered by each Grantor;

                (iii)copies of the 2004 First Lien Indenture and the 2004 Second Lien Indenture and all security and other documents executed and delivered by the Borrower and the Guarantors in respect thereof;

                (iv) the Intercreditor Agreement, executed and delivered by the Borrower, each other Loan Party party thereto, the Administrative Agent, the Collateral Trustee (as defined in the 2004 First Lien Notes) and the Collateral Trustee (as defined in the 2004 Second Lien Indenture); and

                (v) a legal opinion of counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.

           (B) Transactions: The Borrower shall have received not less than $825,000,000 in aggregate principal amount of gross proceeds from the issuance of the 2004 Notes, which shall have been immediately applied, to the extent necessary, in repayment to the Lenders of the aggregate principal amount of the Term Loans and the Revolving Extensions of Credit in full, together with all accrued unpaid interest with respect thereto.

           (C)  Fees and Expenses.

                (i) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered a signature page to this Amendment duly executed by it to the Administrative Agent or its counsel by not later than 5.00 pm (New York time) on November 8, 2004, an amendment fee equal to 0.50% of such Lender's Revolving Credit Commitments as of the Effective Date (calculated after giving effect to the reduction of the Revolving Credit Commitments pursuant to Section 2(B) above); and

                (ii) the Borrower shall have paid to the Administrative Agent all accrued and invoiced expenses payable pursuant to Section 11.5 (Payment of Expenses) of the Credit Agreement.

           SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and DOC hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or by which it is bound, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

           SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

           SECTION 6. CONSTRUCTION WITH THE LOAN DOCUMENTS; MISCELLANEOUS. On and after satisfaction of the conditions set forth in Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be modified, and all provisions relating solely to the Term Loans shall be deemed deleted upon the payment in full of the Term Loans together with all other Obligations with respect thereto, in each case to reflect the changes made in this Amendment as of the Effective Date. Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Lender, the Arrangers, the Administrative Agent or any other Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein. Each Required Lender hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and agrees that, in the event of any conflict between any provision of the Intercreditor Agreement and any provisions of the Collateral Documents, such provision of Intercreditor Agreement shall, to the extent of such conflict, control. This Amendment and the Intercreditor Agreement are each a Loan Document.

            SECTION 7. GOVERNING LAW. This Amendment is governed by the law of the State of New York.


                            [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    DOBSON CELLULAR SYSTEMS, INC.,
                                    as Borrower

                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                    DOBSON OPERATING CO., L.L.C.


                                    By:
                                         --------------------------
                                         Name:
                                         Title:


                                    DOBSON COMMUNICATIONS CORPORATION


                                    By:
                                         --------------------------
                                         Name:
                                         Title:


                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Administrative Agent, Swingline Lender and a Lender

                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                    [insert Lender name]


                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                               CONSENT OF GRANTORS

                                    Dated as of             , 2004
                                                -----------

           Each of the undersigned, as a Grantor under the Guarantee and Collateral Agreement dated as of October 23, 2003 (the "Guarantee and Collateral Agreement"), in favor of Lehman Commercial Paper Inc., as Administrative Agent under the Credit Agreement referred to in the foregoing Amendment No. 3, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guarantee and Collateral Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guarantee and Collateral Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                                    DOBSON CELLULAR SYSTEMS, INC.,
                                    as Borrower and a Subsidiary Grantor

                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                    DOBSON OPERATING CO., L.L.C.,
                                    as a Guarantor and Subsidiary Grantor

                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                    DOBSON COMMUNICATIONS CORPORATION,
                                    as Parent and a Grantor

                                    By:
                                         --------------------------
                                         Name:
                                         Title:


                                    DOC LEASE CO., LLC,
                                    as a Guarantor and Subsidiary Grantor

                                    By:
                                         --------------------------
                                         Name:
                                         Title: